UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): August 25, 2005

                          ARC Wireless Solutions, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

                                      Utah
                                      ----
                 (State or Other Jurisdiction of Incorporation)

               000-18122                          87-0454148
               ---------                          ----------
       (Commission File Number)      (IRS Employer Identification Number)


                             10601 West 48th Avenue
                           Wheat Ridge, Colorado 80033
                           ---------------------------
           (Address of principal executive offices including zip code)

                                 (303) 421-4063
                                 --------------
              (Registrant's telephone number, including area code)

                                       N/A
                                       ---
                 (Former address, if changed since last report)

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8.01 Other Events.

On June 29, 2005, in a report on Form 8-K, we reported that Proxim Corporation and its subsidiaries Proxim Wireless Networks, Inc., Proxim International Holdings,Inc. and Wireless Home Corporation (collectively, "Proxim") each filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware ("Bankruptcy Court"). Winncom Technologies Corp., a wholly-owned subsidiary of ARC Wireless Solutions, Inc., is a distributor for Proxim Corporation, and Proxim has represented a substantial portion of Winncom's product purchases over the last few years. On July 18, 2005, Proxim entered into an agreement to sell its assets to Terabeam Wireless ("Terabeam") (YDI Wireless, Inc. NASDAQ: YDIW). The asset purchase agreement was approved by the Bankruptcy Court on July 20, 2005. Following that approval, the parties addressed the other pre-closing issues and completed the transaction on July 27, 2005. Under the terms of the asset purchase agreement, Terabeam acquired and assumed most of the domestic and foreign operations of Proxim for a cash purchase price of approximately $25,200,000, subject to certain adjustments, liability assumptions, and deductions.

In the same 8-K, we reported that Winncom had certain vendor receivables due Winncom from Proxim, which we estimated at that time to be approximately $90,000 and whose realization was uncertain. From the date of that previous Form 8-K, filed on June 29, 2005, to the present, Winncom has received all vendor receivables open at the time of the bankruptcy filing, including the $90,000.

In our report on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 we reported that sales from the Wireless Communication Solutions Division were less than the comparable period of the prior year, principally because of management's decision to withhold shipments to minimize our risk by a large customer whose credit privileges had been suspended due to delinquent payments. In June 2005, following a recapitalization by the customer, we reinstated the customers' credit privileges and we commenced shipments to that customer. We have not incurred any loss due to uncollectible receivables from the customer.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ARC WIRELESS SOLUTIONS, INC.


Date: August 25, 2005                   By: /s/ Randall P. Marx
                                        -----------------------
                                        Randall P. Marx, Chief Executive Officer